Exhibit 99.1

Veeva Announces Fourth Quarter and Fiscal Year 2018 Results

Fiscal Year 2018 Total Revenues of $685.6M, up 26% Year-over-year;
Q4 Total Revenues of $184.9M, up 23% Year-over-year

Fiscal Year 2018 Subscription Services Revenues of $554.4M, up 28% Year-over-year;
Q4 Subscription Services Revenues of $150.9M, up 26% Year-over-year

PLEASANTON, Calif.--(BUSINESS WIRE)--February 27, 2018--Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its fiscal fourth quarter and full year ended January 31, 2018.

“The fourth quarter was a strong finish to another great year for Veeva,” said CEO Peter Gassner. “We have a proven track record of increasing value for customers through innovation and are in the early stages of more major growth opportunities than at any point in our history. This combined with our disciplined execution sets us up for continued strong growth well into the future.”

Fiscal 2018 Fourth Quarter Results:

  Revenues: Total revenues for the fourth quarter were $184.9 million, up from $150.2 million one year ago, an increase of 23% year-over-year. Subscription services revenues for the fourth quarter were $150.9 million, up from $119.5 million one year ago, an increase of 26% year-over-year.
  Operating Income and Non-GAAP Operating Income(1): Fourth quarter operating income was $34.9 million, compared to $32.5 million one year ago, an increase of 7% year-over-year. Non-GAAP operating income for the fourth quarter was $51.6 million, compared to $46.2 million one year ago, an increase of 12% year-over-year.
  Net Income and Non-GAAP Net Income(1): Fourth quarter net income was $33.7 million, compared to $21.7 million one year ago, an increase of 55% year-over-year. Non-GAAP net income for the fourth quarter was $35.5 million, compared to $32.7 million one year ago, an increase of 8% year-over-year.
  Net Income per Share and Non-GAAP Net Income per Share(1): For the fourth quarter, fully diluted net income per share was $0.22, compared to $0.15 one year ago, while non-GAAP fully diluted net income per share was $0.23, compared to $0.22 one year ago.

“The combination of strong sales performance in the fourth quarter and momentum in Vault contributed to a healthy raise in our revenue and profit guidance for fiscal 2019,” said CFO Tim Cabral. “As we look ahead, the increasingly strategic nature of our customer relationships and growing product portfolio gives us further confidence in our longer-term top and bottom line targets.”

Recent Highlights:

  Continued Customer Success and New Customer Additions(2) — Veeva’s focus on customer success enabled another year of top tier subscription revenue retention of 121% for fiscal 2018. The company also ended the year with 625 total customers, up from 517 last year. This included 311 Veeva Commercial Cloud customers, up from 270 last year, and 449 Veeva Vault customers, up from 334 last year.
  Customers Adopt Veeva Vault at a Record Pace — In the quarter, for the first time, Veeva had double-digit new customer additions in each area of Vault — clinical, quality, regulatory and commercial. This included two top 20 pharmaceutical companies that expanded from Veeva Vault eTMF into new areas of Veeva Development Cloud. One was the first top 20 to select Veeva Vault QMS. The other committed to standardize on the full Veeva Vault RIM suite and Veeva Vault QualityDocs.
  Two Top 10 Pharma Customers Expanding Veeva CRM Globally — In the fourth quarter, two top 10 pharmaceutical companies committed to expanding usage of Veeva CRM in emerging markets, moving Veeva toward becoming their global standard. The company is also seeing growing regional adoption in other areas of Veeva Commercial Cloud, including strategic wins for Veeva CRM Events Management and Veeva Align in the quarter.

Financial Outlook:

As of February 27, 2018, Veeva is providing guidance for the quarter ending April 30, 2018 and for the year ending January 31, 2019. Guidance is based on the new revenue recognition standard ASC 606.

Veeva is providing guidance for its fiscal first quarter ending April 30, 2018 as follows:

  Total revenues between $188 and $189 million.
  Non-GAAP operating income between $58 and $59 million(3).
  Non-GAAP fully diluted net income per share between $0.30 and $0.31(3).

Veeva is providing guidance for its fiscal year ending January 31, 2019 as follows:

  Total revenues between $815 and $820 million.
  Non-GAAP operating income between $250 and $255 million(3).
  Non-GAAP fully diluted net income per share between $1.30 and $1.33(3).

Conference Call Information:

What:	Veeva’s Fiscal 2018 Fourth Quarter and Full Year Results Conference Call

When:	Tuesday, February 27, 2018

Time:	1:30 p.m. PT (4:30 p.m. ET)

Live Call:	1-833-235-5654, domestic

1-647-689-4160, international

Conference ID 839 8886

Webcast:	ir.veeva.com

Investor Presentation Details:

An investor presentation providing information and analysis on the impact of Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers” (Topic 606) on the Company’s results can be found at ir.veeva.com.

__________

(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.

(2) The combined customer counts for Veeva Commercial Cloud and Veeva Vault exceed the total customer count in each year because some customers subscribe to products in both areas. Veeva Commercial Cloud customers are those customers that have at least one of the following products: Veeva CRM, Veeva CLM, Veeva CRM Approved Email, Veeva CRM Engage, Veeva Align, Veeva CRM Events Management, Veeva OpenData, Veeva Oncology Link, Veeva Network Customer Master and Veeva Network Product Master. Veeva Vault customers are those customers that have at least one Vault product.

(3) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the first fiscal quarter ending April 30, 2018 or fiscal year ending January 31, 2019 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense, capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. The effect of these excluded items may be significant.

About Veeva Systems

Veeva Systems Inc. is a leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva has more than 600 customers, ranging from the world's largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices in Europe, Asia, and Latin America. For more information, visit veeva.com.

Forward-looking Statements

This release contains forward-looking statements, including the quotations from management, the statements in “Financial Outlook,” and other statements regarding Veeva's future performance, market growth, the benefits from the use of Veeva's solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva's expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) historical fluctuation of our quarterly results and our limited operating history, which make it difficult to predict future results; (ii) our expectation that the future growth rate of our revenues will decline, and that as our costs increase, we may not be able to generate sufficient revenues to sustain the level of profitability we have achieved in the past or achieve profitability in the future; (iii) breaches in our security measures or unauthorized access to our customers’ data; (iv) system unavailability, performance problems, or loss of data due to disruptions or other problems with our data center operations or computing infrastructure; (v) dependence on revenues from our Veeva CRM solution, and the rate of adoption of our new products; (vi) acceptance of our applications and services by customers, including renewals of existing subscriptions and purchases of subscriptions for additional users and solutions; (vii) our ability to retain Zinc Ahead customers and achieve the expected results from our acquisition of Zinc Ahead; (viii) loss of one or more key customers; (ix) adverse changes in general economic or market conditions, particularly in the life sciences industry; (x) delays or reductions in information technology spending, particularly in the life sciences industry, including as a result of mergers in the life sciences industry; (xi) the development of the market for enterprise cloud services, particularly in the life sciences industry; (xii) competitive factors, including but not limited to pricing pressures, industry consolidation, difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers, entry of new competitors and new applications and marketing initiatives by our competitors; (xiii) our ability to manage our growth effectively; (xiv) changes in sales that may not be immediately reflected in our results due to the ratable recognition of our subscription revenue; and (xv) pending, threatened, or future legal proceedings and related expenses.

Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s filing on Form 10-Q for the period ended October 31, 2017. This is available on the company’s website at veeva.com under the Investors section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31,	January 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$320,183	$217,606
Short-term investments	441,779	301,266
Accounts receivable, net	233,731	182,816
Prepaid expenses and other current assets	12,443	10,177
Total current assets	1,008,136	711,865
Property and equipment, net	52,284	49,907
Goodwill	95,804	95,804
Intangible assets, net	31,490	39,283
Deferred income taxes, noncurrent	6,969	16,460
Other long-term assets	5,804	4,057
Total assets	$1,200,487	$917,376

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,944	$5,677
Accrued compensation and benefits	17,054	12,007
Accrued expenses and other current liabilities	13,152	12,310
Income tax payable	2,080	3,228
Deferred revenue	275,446	213,562
Total current liabilities	314,676	246,784
Deferred income taxes, noncurrent	7,307	12,974
Other long-term liabilities	6,977	4,964
Total liabilities	328,960	264,722
Stockholders’ equity:
Class A common stock	1	1
Class B common stock	—	—
Additional paid-in capital	515,272	439,658
Accumulated other comprehensive income	1,404	111
Retained earnings	354,850	212,884
Total stockholders’ equity	871,527	652,654
Total liabilities and stockholders’ equity	$1,200,487	$917,376

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended January 31,		Fiscal Year Ended January 31,
	2018	2017	2018	2017
Revenues:
Subscription services	$150,886	$119,498	$554,446	$434,316
Professional services and other	34,033	30,655	131,125	109,727
Total revenues	184,919	150,153	685,571	544,043
Cost of revenues(4):
Cost of subscription services	29,769	25,300	110,465	94,386
Cost of professional services and other	29,148	21,170	100,974	79,295
Total cost of revenues	58,917	46,470	211,439	173,681
Gross profit	126,002	103,683	474,132	370,362
Operating expenses(4):
Research and development	37,007	26,102	132,051	96,750
Sales and marketing	37,215	32,781	130,898	116,803
General and administrative	16,893	12,270	60,391	48,841
Total operating expenses	91,115	71,153	323,340	262,394
Operating income	34,887	32,530	150,792	107,968
Other income (expense), net	3,033	(243)	7,842	1,667
Income before income taxes	37,920	32,287	158,634	109,635
Provision for income taxes	4,214	10,580	16,668	40,831
Net income	$33,706	$21,707	$141,966	$68,804

Net income attributable to common stockholders, basic and diluted:	$33,706	$21,707	$141,966	$68,801

Net income per share attributable to common stockholders:
Basic	$0.24	$0.16	$1.01	$0.51
Diluted	$0.22	$0.15	$0.92	$0.47

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	141,652	136,313	140,311	135,698
Diluted	154,467	147,834	153,681	147,578
Other comprehensive income (loss):
Net change in unrealized gains (losses) on available-for-sale investments	$(1,478)	$(196)	$(1,793)	$(153)
Net change in cumulative foreign currency translation gain (loss)	1,860	(12)	3,086	92
Comprehensive income	$34,088	$21,499	$143,259	$68,743

(4) Includes stock-based compensation as follows:

Cost of revenues:
Cost of subscription services	$353	$318	$1,448	$1,109
Cost of professional services and other	2,366	1,714	8,476	6,002
Research and development	4,866	3,494	17,782	11,937
Sales and marketing	4,138	3,882	16,288	13,271
General and administrative	3,140	2,278	10,055	8,479
Total stock-based compensation	$14,863	$11,686	$54,049	$40,798

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended January 31,		Fiscal Year Ended January 31,
	2018	2017	2018	2017
Cash flows from operating activities
Net income	$33,706	$21,707	$141,966	$68,804
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,656	3,481	14,277	13,825
Amortization of premiums on short-term investments	182	482	1,389	1,852
Stock-based compensation	14,863	11,686	54,049	40,798
Deferred income taxes	6,608	(4,114)	4,366	(5,073)
Loss on foreign currency from market-to-market derivative	146	—	265	—
Bad debt expense	27	10	(242)	130
Changes in operating assets and liabilities:
Accounts receivable	(157,464)	(117,178)	(50,673)	(38,148)
Income taxes	(6,583)	(2,063)	(2,520)	911
Other current and long-term assets	(942)	3,607	(2,492)	831
Accounts payable	(321)	699	1,396	1,113
Accrued expenses and other current liabilities	5,200	3,104	7,149	336
Deferred revenue	102,074	75,576	61,773	56,208
Other long-term liabilities	1,368	915	3,818	2,424
Net cash provided by (used in) operating activities(5)	2,520	(2,088)	234,521	144,011
Cash flows from investing activities
Purchases of short-term investments	(87,139)	(41,062)	(437,858)	(314,847)
Maturities and sales of short-term investments	90,438	43,849	293,621	225,600
Purchases of property and equipment	(1,503)	(2,551)	(9,633)	(6,923)
Capitalized internal-use software development costs	(400)	(343)	(1,734)	(584)
Changes in restricted cash and deposits	—	—	(202)	102
Net cash provided by (used in) investing activities	1,396	(107)	(155,806)	(96,652)
Cash flows from financing activities
Proceeds from exercise of common stock options	3,610	4,361	20,773	12,362
Restricted stock units acquired to settle employee tax withholding liability	—	(1)	—	(14)
Excess tax benefits from employee stock plans	—	9,379	—	25,628
Net cash provided by financing activities(5)	3,610	13,739	20,773	37,976
Effect of exchange rate changes on cash and cash equivalents	1,861	(16)	3,089	92
Net change in cash and cash equivalents	9,387	11,528	102,577	85,427
Cash and cash equivalents at beginning of period	310,796	206,078	217,606	132,179
Cash and cash equivalents at end of period	$320,183	$217,606	$320,183	$217,606

_______

(5) During the year ended January 31, 2018, the Company adopted ASU 2016-09, “Compensation-Stock Compensation: Improvements to Employee Share-Based Payment.” This adoption resulted in a $8.6 million and $45.8 million increase in net cash provided by operating activities and a corresponding decrease in net cash provided by financing activities for the three months and year ended January 31, 2018, respectively.

Non-GAAP Financial Measures

In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items from its non-GAAP financial measures provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.

  Stock-based compensation expenses. Veeva excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
  Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
  Capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. Veeva capitalizes certain costs incurred for the development of computer software for internal use and then amortizes those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Veeva’s internal management reporting processes exclude both the capitalization of software (which would otherwise result in a reduction in net research and development operating expenses) and the amortization of capitalized software (which would otherwise result in an increase in cost of subscription revenues) when preparing budgets, plans and reviewing internal performance. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, Veeva believes that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.
  Deferred compensation associated with the Zinc Ahead business acquisition. The Zinc Ahead share purchase agreement, as revised, called for share purchase consideration to be deferred and paid at a rate of one-third of the deferred consideration amount per year to certain former Zinc Ahead employee shareholders and option holders who remain employed with Veeva on each deferred consideration payment date. In accordance with GAAP, these payments are being accounted for as deferred compensation and the expense is recognized over the requisite service period. Veeva’s management views this deferred compensation expense as an unusual acquisition cost associated with the Zinc Ahead acquisition and finds it useful to exclude it in order to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Veeva believes excluding this deferred compensation expense from its non-GAAP measures may allow investors to make more meaningful comparisons between its recurring operating results and those of other companies.
  Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded from the non-GAAP measures relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation, purchased intangibles, capitalized internal-use software, and deferred compensation associated with the Zinc Ahead business acquisition for GAAP and non-GAAP measures.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

	Three months ended January 31,		Fiscal Year Ended January 31,
	2018	2017	2018	2017
Cost of subscription services revenues on a GAAP basis	$29,769	$25,300	$110,465	$94,386
Stock-based compensation expense	(353)	(318)	(1,448)	(1,109)
Amortization of purchased intangibles	(924)	(1,077)	(3,911)	(4,337)
Amortization of internal-use software	(166)	(132)	(619)	(663)
Cost of subscription services revenues on a non-GAAP basis	$28,326	$23,773	$104,487	$88,277

Gross margin on subscription services revenues on a GAAP basis	80.3%	78.8%	80.1%	78.3%
Stock-based compensation expense	0.2	0.3	0.3	0.3
Amortization of purchased intangibles	0.6	0.9	0.7	1.0
Amortization of internal-use software	0.1	0.1	0.1	0.1
Gross margin on subscription services revenues on a non-GAAP basis	81.2%	80.1%	81.2%	79.7%

Cost of professional services and other revenues on a GAAP basis	$29,148	$21,170	$100,974	$79,295
Stock-based compensation expense	(2,366)	(1,714)	(8,476)	(6,002)
Deferred compensation associated with Zinc Ahead acquisition	(6)	(6)	(22)	(29)
Cost of professional services and other revenues on a non-GAAP basis	$26,776	$19,450	$92,476	$73,264

Gross margin on professional services and other revenues on a GAAP basis	14.4%	30.9%	23.0%	27.7%
Stock-based compensation expense	6.9	5.7	6.5	5.5
Gross margin on professional services and other revenues on a non-GAAP basis	21.3%	36.6%	29.5%	33.2%

Gross profit on a GAAP basis	$126,002	$103,683	$474,132	$370,362
Stock-based compensation expense	2,719	2,032	9,924	7,111
Amortization of purchased intangibles	924	1,077	3,911	4,337
Amortization of internal-use software	166	132	619	663
Deferred compensation associated with Zinc Ahead acquisition	6	6	22	29
Gross profit on a non-GAAP basis	$129,817	$106,930	$488,608	$382,502

Gross margin on total revenues on a GAAP basis	68.1%	69.1%	69.2%	68.1%
Stock-based compensation expense	1.5	1.3	1.4	1.3
Amortization of purchased intangibles	0.5	0.7	0.6	0.8
Amortization of internal-use software	0.1	0.1	0.1	0.1
Gross margin on total revenues on a non-GAAP basis	70.2%	71.2%	71.3%	70.3%

Research and development expense on a GAAP basis	$37,007	$26,102	$132,051	$96,750
Stock-based compensation expense	(4,866)	(3,494)	(17,782)	(11,937)
Capitalization of internal-use software	400	345	1,733	586
Deferred compensation associated with Zinc Ahead acquisition	(108)	(109)	(435)	(434)
Research and development expense on a non-GAAP basis	$32,433	$22,844	$115,567	$84,965

Sales and marketing expense on a GAAP basis	$37,215	$32,781	$130,898	$116,803
Stock-based compensation expense	(4,138)	(3,882)	(16,288)	(13,271)
Amortization of purchased intangibles	(977)	(975)	(3,879)	(3,879)
Deferred compensation associated with Zinc Ahead acquisition	(17)	(23)	(60)	(77)
Sales and marketing expense on a non-GAAP basis	$32,083	$27,901	$110,671	$99,576

General and administrative expense on a GAAP basis	$16,893	$12,270	$60,391	$48,841
Stock-based compensation expense	(3,140)	(2,278)	(10,055)	(8,479)
Deferred compensation associated with Zinc Ahead acquisition	(3)	(4)	(15)	(2,275)
General and administrative expense on a non-GAAP basis	$13,750	$9,988	$50,321	$38,087

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

	Three months ended January 31,		Fiscal Year Ended January 31,
	2018	2017	2018	2017
Operating expense on a GAAP basis	$91,115	$71,153	$323,340	$262,394
Stock-based compensation expense	(12,144)	(9,654)	(44,125)	(33,687)
Amortization of purchased intangibles	(977)	(975)	(3,879)	(3,879)
Capitalization of internal-use software	400	345	1,733	586
Deferred compensation associated with Zinc Ahead acquisition	(128)	(136)	(510)	(2,786)
Operating expense on a non-GAAP basis	$78,266	$60,733	$276,559	$222,628

Operating income on a GAAP basis	$34,887	$32,530	$150,792	$107,968
Stock-based compensation expense	14,863	11,686	54,049	40,798
Amortization of purchased intangibles	1,901	2,052	7,790	8,216
Capitalization of internal-use software	(400)	(345)	(1,733)	(586)
Amortization of internal-use software	166	132	619	663
Deferred compensation associated with Zinc Ahead acquisition	134	142	532	2,815
Operating income on a non-GAAP basis	$51,551	$46,197	$212,049	$159,874

Operating margin on a GAAP basis	18.9%	21.7%	22.0%	19.8%
Stock-based compensation expense	8.0	7.8	7.9	7.5
Amortization of purchased intangibles	1.0	1.3	1.1	1.6
Capitalization of internal-use software	(0.2)	(0.2)	(0.3)	(0.1)
Amortization of internal-use software	0.1	0.1	0.1	0.1
Deferred compensation associated with Zinc Ahead acquisition	0.1	0.1	0.1	0.5
Operating margin on a non-GAAP basis	27.9%	30.8%	30.9%	29.4%

Net income on a GAAP basis	$33,706	$21,707	$141,966	$68,804
Stock-based compensation expense	14,863	11,686	54,049	40,798
Amortization of purchased intangibles	1,901	2,052	7,790	8,216
Capitalization of internal-use software	(400)	(345)	(1,733)	(586)
Amortization of internal-use software	166	132	619	663
Deferred compensation associated with Zinc Ahead acquisition	134	142	532	2,815
Income tax effect on non-GAAP adjustments	(14,890)	(2,669)	(60,294)	(12,759)
Net income on a non-GAAP basis	$35,480	$32,705	$142,929	$107,951

Net income allocated to participating securities on a GAAP basis	$—	$—	$—	$(3)
Net income allocated to participating securities from non-GAAP adjustments	—	—	—	1
Net income allocated to participating securities on a non-GAAP basis	—	—	—	(2)
Net income attributable to common stockholders on a non-GAAP basis	$35,480	$32,705	$142,929	$107,949

Diluted net income per share on a GAAP basis	$0.22	$0.15	$0.92	$0.47
Stock-based compensation expense	0.10	0.08	0.36	0.27
Amortization of purchased intangibles	0.01	0.01	0.05	0.06
Capitalization of internal-use software	—	—	(0.01)	—
Amortization of internal-use software	—	—	—	—
Deferred compensation associated with Zinc Ahead acquisition	—	—	—	0.02
Income tax effect on non-GAAP adjustments	(0.10)	(0.02)	(0.39)	(0.09)
Diluted net income per share on a non-GAAP basis	$0.23	$0.22	$0.93	$0.73

CONTACT:
Investor Relations Contact:
Veeva Systems Inc.
Rick Lund, 925-271-9816
ir@veeva.com
or
Media Contact:
Veeva Systems Inc.
Roger Villareal, 925-264-8885
pr@veeva.com